EXHIBIT 10.1
PVH CORP.
SCHEDULE OF NON-MANAGEMENT DIRECTOR FEES
EFFECTIVE JUNE 16, 2022

BOARD

Annual member fee	$100,000	Retainer
Equity Award - Restricted Stock Units	$180,000 value	This award is equal to the number of restricted stock units with a grant date value of approximately $180,000, rounded up to the closest whole number of shares
Independent, non-executive Chair fee	$200,000 value	This award is targeted to equal the number of restricted stock units with a grant date value of approximately $200,000, rounded up to the closest whole number of shares

AUDIT & RISK MANAGEMENT COMMITTEE

Fee to chair	$45,000	Retainer
Fee to member	$20,000	Retainer

COMPENSATION COMMITTEE

Fee to chair	$35,000	Retainer
Fee to member	$15,000	Retainer

NOMINATING, GOVERNANCE & MANAGEMENT DEVELOPMENT COMMITTEE

Fee to chair	$25,000	Retainer
Fee to member	$10,000	Retainer

CORPORATE RESPONSIBILITY COMMITTEE

Fee to chair	$25,000	Retainer
Fee to member	$10,000	Retainer

All meeting-related expenses will be reimbursed to non-employee Directors.